Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Sabre Corporation, hereby certifies that to his knowledge, on the date hereof:

a.The Form 10-K of Sabre Corporation for the year ended December 31, 2014 (the “Report”), filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sabre Corporation.

Date: March 2, 2015	By:	/s/ THOMAS KLEIN
Thomas Klein
Chief Executive Officer
(principal executive officer of the registrant)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Sabre Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.